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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     June 19, 2001
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                                CDKnet.com, Inc.
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             (Exact name of registrant as specified in its charter)



          DELAWARE                   0-27587                   22-3586087
 (State or other jurisdiction      (Commission                (IRS Employer
      of incorporation)            File Number)             Identification No.)



         250 West 57th Street
             Suite 1101
         New York, New York                                          10019
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:   (212) 547-6050



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          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 19, 2001, CDKNet.com, Inc. (the "Company") and its wholly owned subsidiary, ValueFlash.com Inc. ("ValueFlash"), completed the sale of ValueFlash's business and assets for a purchase price of $3.5 million to Elbit Ltd. (Nasdaq: ELBTF) ("Elbit"), an Israeli company, pursuant to an Asset Purchase Agreement dated as of May 31, 2001 ("Asset Purchase Agreement"). Prior to the sale, the Company owned 8,500,000 shares of ValueFlash's 10,525,000 outstanding shares of common stock. Elbit also assumed approximately $2.75 million of ValueFlash's liabilities. Out of the purchase price, the sum of $2.25 million was paid to ValueFlash in cash and $1.25 million was deposited in escrow to secure representations made by ValueFlash and the Company. Of the escrowed amount, $500,000 will be released to ValueFlash after 9 months, $250,000 after 12 months, and an additional $500,000 after 18 months. Additionally, the Company agreed to hold for a period of 18 months from June 13, 2001, a reserve in the amount of $250,000 in respect of potential litigation expense of the Company or ValueFlash in connection with any dispute with Blockbuster related to an agreement by and between the Company, ValueFlash and Blockbuster dated July 13, 2000 (the "Blockbuster Agreement"). In the absense of any such dispute such reserve shall be released upon the earlier of (i) the eighteenth month anniversary of June 13, 2001; (ii) the termination of the Blockbuster Agreement; and (iii) the release by Blockbuster of ValueFlash in connection with such additional promotional CD's.

         As part of the transaction, and in addition to the acquisition of ValueFlash's technology rights, a license agreement has been entered into with the Company for the continued use of the Company's convergent multimedia technology integrating audio, video, and internet connectivity on a standard compact disc that is designed to increase traffic to a company's web site.

         Additionally, at the closing, Elbit paid the Company an aggregate amount of $1.9 million representing the outstanding amount of a series of loans extended by the Company to ValueFlash on or about (i) December 20, 2000; (ii) January 10, 2001; (iii) January 30, 2001; (iv) February 15, 2001;(v) February 28, 2001; (vi) March 15, 2001; and (vii) March 30, 2001. The loan payoff did not include any interest due on the loan which was waived by the Company.

         ValueFlash engages in direct marketing over the internet and has developed a proprietary, non-intrusive personalized e-messaging technology known as "Vflash Messenger."

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Business Acquired.

              Not applicable.

         (b)  Pro Forma Financial Information.

              To be filed by amendment.

         (c)  Exhibits.

              None.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   July 5, 2001                   CDKnet.com, Inc.


                                        By: /s/ Stephen A. Horowitz
                                            ---------------------------------
                                        Stephen A. Horowitz
                                        Chief Executive Officer, Chairman,
                                        Chief Financial Officer and Secretary